EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
Ashford Hospitality Prime, Inc. and subsidiaries
Dallas, Texas
We hereby consent to the incorporation by reference in the Registration Statements (Nos. 333-209389, 333-200420 and 333-200718) on Form S-3 and (Nos. 333-194968 and 333-204705) on Form S-8 of Ashford Hospitality Prime, Inc. and subsidiaries of our report dated February 24, 2017, relating to the consolidated financial statements and financial statement schedule, appearing in this Annual Report on Form 10-K.

/s/ BDO USA, LLP
Dallas, Texas
February 28, 2017